Exhibit 1.4

Industry Canada        Industrie Canada

Certificate		Certificat
of Amendment		de modification

Canada Business		Loi canadienne sur
Corporations Act		les societes par actions
Events International Holding Corporation/

Corporation de portefeuille Events International		305921-9
Name of corporation -Unomination de la societe

I hereby certify that the articles of the above-named corporation were amended		Je certifie quo les statuts de ]a sociW susmentionn& ont ete modifies :

(a) under section 13 of the Canada Business Corporations Act in accordance with the attached notice;	☐	a) en vertu de 1'article 13 de la Loi canadienne sur les :colitis par actions, conformement h l'avis ci joint;

(b) under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares;	☐	b) en vertu de 1'article 27 de la Loi canadienne sur les societes par actions, tel qu'il est indiqud dens les clauses modificatrices ci jointer designant une sdrie d'actions;

(c) under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment;	☒	c) en vertu de 1'article 179 de la Loi canadienne sur les sociates par actions, tel qu'il eat indiqud dens les clausesmodificatrices ci jointes;

(d) under section 191 of the Canada Business Corporations Act as set out in the attached articles of reorganization.	☐	d) en vertu de 1'article 191 de la Lai canadienne sur les societes par actions, tel qu'il est indiqud Bans lea clauses de reorganisation ci jointes;

/s/ Director - Directeur		October 15, 2001/le 15 octobre 1996 Date of Amendment - Date de modification

Industry Canada	Industrie Canada
		FORM 4	FORMULE 4
Canada Business	Loi regissant les societes	ARTICLES OF AMENDMENT	CLAUSES MODIFICATRICES
Corporations Act	par actions de regime federal	(SECTION 27 OR 177)	(ARTICLE 27 OU 177)

1. Name of corporation - Denomination de la societe		2. Corporation No. - No de la societe

Capital Golden Gram Inc./ Golden Gram Capital Inc.		305921-9
3.The articles of the above-named corporation are amended as follows:		Les stauts de la societe mentionnee ci-dessus sont modifies de la facon suivante.

1)    Section 1 of the Articles of the Corporation, as amended, is repealed and replaced with the following:

1 -     Name of Corporation - Denomination de la societe :

 Events International Holding Corporation /
 Corporation de portefeuille Events International

2)     The common shares of the corporation are consolidated on the basis of one-half of a post-consolidation share for every issued and outstanding common share.

Date October 15, 2001	Signature	Title - Titre
	/s/	Secretary
For Departemental use only- A L'usage du ministere seulement filed-deposee Oct 15, 2001

CONSENT BY A BODY CORPORATE
PURSUANT TO SECTION 26 OF THE CANADA BUSINESS CORPORATIONS REGULATIONS
SUBMITTED TO THE DIRECTOR

Instructions

The person signing must:
1.	check off the appropriate boxes and, as the case may be, fill out the information below regarding the name of the person signing in respect of the use of which consent is given;
2.	check off the appropriate boxes according to the Particular fact situation involved, both in the first chart as well as in the left- and right-hand columns of the second chart;
3.	date the consent form;
4.	sign the consent form indicating the title of his or her position.

Proposed corporate name: CORPORATION DE PORTEFEUILLE EVENTS INTERNATIONAL/EVENTS INTERNATIONAL HOLDING CORPORATION

The name of the person signing, in respect of the use of which consent is given is:

☑     the following corporate or trade name: EVENTS INTERNATIONAL MEETING PLANNERS INC.

or

☐    the following trade-marks of which the person signing is the owner:______________________________________________________________________________
_________________________________________________________________________________________________________________________

Application or Registration number:_______________________________________________________________________________________________________________

The person signing is a body corporate governed by:

❑ Part I of the Companies Act, R.S.Q., chap. C-38
❑ Part IA of the Companies Act, R.S.Q., chap. C-38
❑ Part III of the Companies Act, R.S.Q., chap. C-38
❑ Part 11 of the Canada Corporations Act, R.S.C. 1970, chap. C-32
☑ the Canada Business Corporations Act, R.S.C. 1985, chap. C-44 O
❑ the following Act (specify title and jurisdiction)

☑ Consent with undertaking (proposed corporate name not confusing with the name of the person signing)	In accordance with section 26 of the Canada Business Corporations Regulations, the person signing consents to the ❑ incorporation ❑ revival ❑ amalgamation ❑ continuance ☑hew designation of a corporation under the proposed corporate name which is not likely to cause confusion with the name of the person signing even though It includes an identical word or one which is similar to the distinctive element of the name of theperson signing.

❑ Consent with undertaking (proposed corporate name identical or similar to the name of the person signing)
in accordance with the administrative policy of the Corporations Directorate, the person signing consents to the

❑  incorporation    ❑ revival    ❑ amalgamation
❑  continuance      ❑ new designation

of a corporation underthe proposed corporate name and undertakes no longerto use the name of the person signing which is identical or similar to the proposed corporate name when it shall be assigned or granted to the corporation intending to use the proposed corporate name. In addition, the person signing. undertakes

❑  to cease carrying on business under the name of the person signing which is identicalor similar to the proposed corporate name.
or
❑  to transfer his, her or its right in the name of the person signing the corporation proposing the corporate name.

Consent given on October 12, 2001

Person Signing: Events International Meeting Planner Inc (Name of the body corporate given its consent) Per: _______________________________ (signature) Title: ❑ Director ❑ Officer